Prospectus Supplement No. 1 Filed Pursuant to Rule 424(b)(7)
(to Prospectus dated May 9, 2025) Registration No. 333-282004

Rezolve AI plc

Up to 7,499,994 Ordinary Shares (for issuance)

Up to 156,417,075 Ordinary Shares (for resale)

This prospectus supplement (this “Supplement No. 1”) updates and supplements the prospectus dated May 9, 2025 (as supplemented, the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-282004). This Supplement No. 1 is being filed to supplement the information in the Prospectus related to the selling securityholders table in the Prospectus to reflect, among other things, the transfer by Cohen & Company Financial Management LLC (“Cohen”) of 5,000,000 ordinary shares, par value £0.0001 (“Ordinary Shares”), issuable to, and registered for resale in favor, of Cohen to J.V.B. Financial Group, LLC (“JVB”).

This Prospectus relates to the previous registration for issuance by us of up to 7,499,994 Ordinary Shares issuable upon the exercise of public warrants to purchase Ordinary Shares at a price of $11.50 per share (“Public Warrants”).

The Prospectus also relates to the previous registration for resale by certain selling securityholders named herein (the “Selling Holders”) an aggregate of up to 156,417,075 Ordinary Shares, consisting of (i) up to 121,057,959 Ordinary Shares; (ii) up to 544,982 Ordinary Shares issuable upon the exercise of private warrants to purchase Ordinary Shares at a price of $8.00 per share (“Private Warrants” and together with the Public Warrants, the "Warrants"); (iii) 19,079,139 Ordinary Shares issued upon the conversion of the Convertible Notes (as defined in the Prospectus); (iv) 15,207,479 Ordinary Shares issued upon the conversion of the Advance Subscriptions (as defined in the Prospectus); (v) 527,516 Ordinary Shares issued upon the conversion of the conversion of the Promissory Notes (as defined in the Prospectus).

This Supplement No. 1 updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Supplement No. 1 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Supplement No. 1, you should rely on the information in this Supplement No. 1.

The Ordinary Shares and the Public Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RZLV” and “RZLVW,” respectively.

The Ordinary Shares registered for resale and set forth in the “Selling Holders” section are Ordinary Shares that either (i) were issued and outstanding as of September 9, 2024, the date the registration statement of which the Prospectus forms a part was initially filed, or (ii) were issued pursuant to certain agreements or variable rate securities that were effective and/or outstanding as of September 9, 2024. Accordingly, neither the registration of these Ordinary Shares for resale nor the sale of these Ordinary Shares by the Selling Holders will have a dilutive effect on our shareholders. The ownership percentages set forth in the Selling Holder table are computed on the basis of 248,613,374 Ordinary Shares outstanding as of May 21, 2025.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of the Prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this Supplement No. 1 or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May [_], 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

The “Beneficial Ownership of Securities” section in the Prospectus is modified to reflect certain changes in the beneficial ownership of our directors, executive officers and shareholders known by us to beneficially own more than 5% of outstanding Ordinary Shares. This Supplement No. 1 does not register additional Ordinary Shares from those Ordinary Shares previously registered on our Registration Statement on Form F-1 (Registration No. 333-282004) filed with the U.S. Securities and Exchange Commission on September 9, 2024, as amended.

The “Selling Holders” section in the Prospectus is modified by adding the information below to update information to reflect, among other things, the transfer by Cohen of 5,000,000 Ordinary Shares issuable to, and registered for resale in favor of, Cohen to JVB. The following table sets forth certain information provided by or on behalf of the Selling Holders listed below concerning the Ordinary Shares that may be offered from time to time by each such Selling Holder. Capitalized terms not otherwise defined herein shall have the meaning given in the Prospectus.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information relating to the beneficial ownership of our Ordinary Shares as of May 21, 2025 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding Ordinary Shares;
•
each of our directors;
•
each of our directors and executive officers; and
•
all of our directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. The Company’s major shareholders do not have different voting rights from other holders of Ordinary Shares.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 248,613,374 Ordinary Shares outstanding.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. To our knowledge, no Ordinary Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Name of Beneficial Owners(1)
Directors and Executive Officers	Number of Shares		%
Daniel Wagner	54,229,933	(2)	21.81%
John Wagner	50,354,221	(3)	20.25%
Anthony Sharp	1,948,964	(4)	*
Sir David Wright	495,343		*
Stephen Perry	791,556	(5)	*
Derek Smith	33,334	(6)	*
Stephen Herbert	199,971		*
Peter Vesco	1,153,633	(7)	*
Richard Burchill	300		*
Sauvik Banerjee	—		—
All directors and executive officers as a group	59,180,484		23.80%
Five Percent Holders
DBLP Sea Cow Limited(8)	49,531,428	(9)	19.92%
Igor Lychagov	35,843,258	(10)	14.42%
Brooks Newmark	17,070,000	(11)	6.87%
Brad Wickens	25,864,807	(12)	10.40%
Aperion Investment Group Limited	25,097,545	(13)	10.01%

* Less than one percent.

1.
Unless otherwise indicated, the business address of each of the following owners is 21 Sackville Street, London, W1S 3DN, United Kingdom.
2.
Includes (i) 4,698,505 shares directly held by Daniel Wagner; and (ii) 49,531,428 shares directly held by DBLP Sea Cow Limited (“DBLP”). DBLP is wholly legally owned by Mr. Wagner and Mr. Wagner is a director of DBLP and therefore Mr. Wagner may be deemed to share voting and investment power over the shares held by DBLP.

3.
Includes (i) 815,989 shares directly held by John Wagner; (ii) 2,835 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wagner; (iii) 3,969 Ordinary Shares underlying the Private Warrants held by Mr. Wagner; and (iv) 49,531,428 shares directly held by DBLP. Excludes 3,592,193 shares directly held by DBLP that are subject to a call option currently exercisable by Brad Wickens. DBLP is beneficially owned by Mr. John Wagner and Mr. John Wagner is a director of DBLP and therefore Mr. Wagner may be deemed to share voting and investment power over the shares held by DBLP.
4.
Consists of (i) 1,879,352 Ordinary Shares; (ii) 11,321 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Sharp; (iii) 42,441 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Sharp; and (iv) 15,850 Ordinary Shares underlying the Private Warrants held by Mr. Sharp.
5.
Consists of (i) 564,935 Ordinary Shares; (ii) 110,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Perry; and (iii) 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry. Excludes (i) 34,395 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Perry; and (ii) 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry.
6.
Consists of 33,334 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Smith.
7.
Consists of (i) 1,142,384 Ordinary Shares and (ii) 11,249 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Vesco.
8.
DBLP is wholly legally owned by Daniel Wagner and is wholly beneficially owned by John Wagner. Both Daniel Wagner and John Wagner are directors of DBLP.
9.
Includes (i) 37,852,254 Ordinary Shares; and (ii) 11,679,174 shares issued to DBLP upon conversion of certain options granted under the LTIP. Excludes 3,592,193 shares directly held by DBLP that are subject to a call option currently exercisable by Brad Wickens.
10.
Includes (i) 34,649,207 Ordinary Shares; and (ii) 1,194,051 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Lychagov.
11.
Includes (i) 7,870,000 Ordinary Shares and (ii) 9,200,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Newmark.
12.
Includes (i) 9,638,693 Ordinary Shares; (ii) 1,240,865 Ordinary Shares currently held by Apeiron on Mr. Wickens' behalf; (iii) 3,592,193 Ordinary Shares currently held by DBLP but subject to a call option currently exercisable by Mr. Wickens; (iv) 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens; (v) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (vi) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens; and (vii) 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens.
13.
Includes (i) 10,712,645 Ordinary Shares, (ii) 333,333 Ordinary Shares issued upon conversion of the Advance Subscription made by Apeiron; (iii) 182,886 Ordinary Shares issued upon potential conversion of the Promissory Note held by Apeiron; (iii) 62,500 Ordinary Shares underlying the Private Warrants held by Apeiron; and (iv) 13,806,181 Ordinary Shares issued upon conversion of the Convertible Note held by Apeiron. Excludes (i) 1,240,865 Ordinary Shares held by Apeiron on Brad Wickens' behalf.

SELLING HOLDERS

This prospectus also relates to the resale by certain of the Selling Holders of up to 156,417,075 Ordinary Shares, consisting of (i) 121,057,959 Ordinary Shares; (ii) 544,982 Ordinary Shares issuable in respect of the Private Warrants; (iii) 19,079,139 Ordinary Shares issued upon the conversion of the Convertible Notes; (iv) 15,207,479 Ordinary Shares issued upon the conversion of the Advance Subscriptions; and (v) and 527,516 Ordinary Shares issued upon the conversion of the Promissory Notes.

Following the sale of all of the securities registered for resale under this Registration Statement (and the Ordinary Shares issuable upon exercise of the Private Warrants), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. Despite such a decline in price, Armada’s Sponsor and our holders may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which its shares were purchased. See “Risk Factors—Risks Related to the Company” for more information.

In February 2021, Armada issued 4,312,500 shares of common stock to its Sponsor for $25,000 in cash, at a purchase price of approximately $0.006 per share, in connection with its organization. On June 16, 2021, Armada’s Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 5,012,500 Founder Shares. On June 16, 2021, Armada’s Sponsor transferred 50,000 Founder Shares to each of Messrs. Herbert and Lurio and 35,000 Founder Shares to each of Messrs. Khan, Decker and White. On July 23, 2021, Armada’s Sponsor purchased an additional 1,200,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 6,007,500 shares of common stock. Because Armada’s underwriters did not exercise their over-allotment option, Armada’s Sponsor forfeited 1,125,000 shares of common stock as of October 1, 2021. Additionally, upon consummation of Armada’s initial business combination, the Sponsor allocated membership interests representing Founder Shares to each anchor investor.

Armada’s Sponsor purchased an aggregate of 459,500 private shares at a price of $10.00 per share for an aggregate purchase price of $4,595,000.

Upon the consummation of the Business Combination, (i) each issued and outstanding share of common stock of Armada immediately prior to the Merger Effective Time was exchanged for one Ordinary Share; (ii) each issued and outstanding Armada Warrant immediately prior to the Merger Effective Time was exchanged for one Public Warrant; (iii) each issued and outstanding Armada Unit immediately prior to the Merger Effective Time was separated into its component parts (one share of Armada Common Stock and one-half of one Armada Warrant), with each share of Armada Common Stock to be exchanged for one Ordinary Share and each Armada Warrant to be exchanged for one Public Warrant. The Ordinary Shares, Public Warrants, the Ordinary Shares issuable upon exercise of the Private Warrants and the Ordinary Shares issued upon conversion of the Convertible Notes and the Promissory Notes are being registered by the registration statement of which this prospectus forms a part pursuant to the registration rights granted under certain of the Subscription Agreements and the Registration Rights Agreement.

The Selling Holders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus is a part or by supplement to this prospectus), and any pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the Class A ordinary shares or warrants after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of Ordinary Shares that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Except as otherwise indicated in the table below, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. We have based percentage ownership prior to this offering on 248,613,374 Ordinary Shares outstanding as of May 21, 2025. In calculating percentages of Ordinary Shares owned by a particular Selling Holder, we treated as outstanding the number of Ordinary Shares issuable upon exercise of that particular Selling Holder’s Warrants, and did not assume the exercise of any other Selling Holder’s Warrants.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each of the following owners is 21 Sackville Street, London, W1S 3DN.

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Daniel Wagner(3)	4,698,505(15)	4,698,504	1	*
John Wagner(4)	822,793(5) (15)	822,793	--	--
Anthony Sharp(6)	1,948,964(7)	1,948,964	--	--
Sir David Wright(8)	495,343	495,343	--	--
Stephen Perry(9)	791,556 (10)	715,723	75,833	*
Douglas Lurio(11)	357,647	357,647	--	--
Stephen Herbert(12)	199,971	199,971	--	--
Peter Vesco(13)	1,153,633(14)	1,153,633	--	--
DBLP Sea Cow Limited(15)	49,531,428(16)	35,824,523	13,706,905	5.51
Igor Lychagov(17)	35,843,258(18)	35,792,064	51,194	*
Apeiron Investment Group Limited (19)	25,097,545(20)	25,097,545	--	--
ACM Alameda Special Purpose Investment Fund II LP(21)	45,634	45,634	--	--
ACM Alamosa (Cayman) Holdco LP(22)	51,889	51,889	--	--
ACM ASOF VII (Cayman) Holdco LP(23)	48,967	48,967	--	--
Adam Krupczynski(24)	107,823(25)	67,113	40,710	*
Adam Wagner	940,000(26)	10,714	929,286	*
Antara Capital Total Return SPAC(27)	265,483	131,250	134,233	*
Aperitus Limited	1,665,310(28)	33,333	1,631,977	*
AQR Absolute Return Master Account, L.P. (29)	4,125(30)	4,125	--	--
AQR Diversified Arbitrage Fund, a series of AQR Funds(31)	19,875(32)	19,875	--	--
AQR Global Alternative Investment Offshore Fund, L.P(33)	18,857(34)	18,857	--	--
Arthur Yao(35)	1,311,816(36)	82,094	1,229,722	*
ASJC Global LLC - Series 14 (37)	1,036,863	1,036,863	--	--

Atalaya Special Purpose Investment Fund II LP(38)	35,177	35,177	--	--
Berenberg Capital Markets LLC	50,000(39)	50,000	--	--
Boston Patriot Merrimack ST. LLC(40)	29,495	29,495	--	--
Bradley Wickens	25,864,807(41)	12,544,460	13,320,347	5.40
Brooks Newmark	17,070,000 (42)	17,070,000	--	--
Cecil Levy	30,553(43)	10,000	20,553	*
Celso L. White(44)	125,000	125,000	--	--
Cohen & Company Financial Management LLC(45)	0	3,043,735(46)	--	--
Cohen Sponsor LLC - A14 RS(47)	494,203	494,203	--	--
Context Partners Master Fund LP(48)	131,250	131,250	--	--
Corbin ERISA Opportunity Fund, Ltd. (49)	24,583	24,583	--	--
Julius Meller Management Services LTD	27,812(50)	12,857	14,955	*
David Weinberger	201,300(51)	201,000	300	*
Derek Smith	33,334(52)	33,334	--	-
Dionysios Kolyris(53)	65,209(54)	11,951	--	--
DXG Deutsche Digital GmbH	7,333(55)	7,333	--	--
EF Hutton LLC(56)	50,000(57)	50,000	--	--
Ercan Kilic(58)	18,175(59)	18,175	--	--
Fir Tree Capital Opportunity Master Fund LP(60)	9,122	9,122	--	--
Fir Tree Capital Opportunity Master Fund III, LP(61)	15,414	15,414	--	--
Fir Tree Value Master Fund, LP(62)	14,048	14,048	--	--
FT SOF XIII (SPAC) Holdings, LLC(63)	6,921	6,921	--	--
Fujian Limatong XinXi Keji Youxian Gongsi	325,411 (64)	225,714	99,697	*
George Bellow	8,000(65)	8,000	--	-
Highbridge Tactical Credit Master Fund, L.P. (66)	59,775	59,775	--	--
Highbridge Tactical Credit Institutional Fund Ltd.(67)	15,225	15,225	--	--
Jamie Beadle	10,286(68)	10,286	--	-

J.V.B. Financial Group, LLC	--	6,110,723 (69)	--	--
Justin King	42,509 (70)	16,329	26,180	*
Julien Nurse	59,102(71)	43,275	15,827	*
Kantor Investment Company LLC	79,785(72)	10,000	69,785	*
Karen Kalaris	111,632 (73)	21,429	24,924	*
Kepos Alpha Master Fund L.P. (74)	155,000	155,000	--	--
Kepos Special Opportunities Master Fund L.P. (75)	51,250	51,250	--	--
Northland Securities Inc.	--	--	--	--
Magnetar Capital Master Fund Ltd.(76)	2,277	2,277	--	--
Magnetar Constellation Fund II, Ltd. (76)	14,140	14,140	--	--
Magnetar Constellation Master Fund, Ltd. (76)	44,075	44,075	--	--
Magnetar Discovery Master Fund Ltd. (76)	1,587	1,587	--	--
Magnetar Lake Credit Fund LLC(76)	13,503	13,503	--	--
Magnetar SC Fund Ltd. (76)	11,592	11,592	--	--
Magnetar Structured Credit Fund, LP(76)	16,052	16,052	--	--
Magnetar Xing He Master Fund Ltd.(76)	17,323	17,323	--	--
Mark Israel	71,785(77)	40,000	31,785	*
Maxim Group LLC	50,000(78)	50,000	--	--
Meteora Capital Partners, L.P. (79)	131,250	131,250	--	--
Mohammad Anwar Khan(80)	125,000	125,000	--	--
Patel Family Investment LLC	206,398(81)	166,667	39,731	*
Purpose Alternative Credit Fund Ltd(76)	7,898	7,898	--	--
Purpose Alternative Credit Fund T LLC(76)	2,803	2,803	--	--
Quality Kiosk	35,402(82)	35,402	--	--
Radcliffe SPAC Master Fund, L.P. (83)	175,566	175,566	--	--
JingQian Hou (84)	2,321(85)	2,321	--	--

Roth Capital Partners, LLC	10,000(86)	10,000	--	--
Rong Lin	25,603(87)	9,283	16,320	*
Sam Lewis	137,832(88)	20,000	117,832	*
Sandia Investment Management LP(89)	53,503	53,503	--	--
Sharat Williams	3,372(90)	3,372	--	--
Susan Briggs	128,530 (91)	35,155	93,375	*
Techouts Solutions India Pvt ltd	17,078(92)	17,078	--
Thomas Decker(93)	125,000	125,000	--	--
Trustees of Risol Limited Pension	486,987(94)	21,429	465,558	*
UBIRY GmbH	21,429(95)	21,429	--	--
Walleye Investments Fund LLC (96)	7,166	7,166	--	--
Walleye Opportunities Master Fund Ltd(96)	14,331 (97)	14,331	--	*
Vellar Opportunities Fund Master, Ltd.(98)	33,000	33,000	--	--
Yi-Han Pao(99)	1,000(100)	1,000	--	--
Zedfesto Holding Ltd.	100,000(101)	100,000	--	--
Zheng Jie	1,857(102)	1,857	--	--

* Less than 1%.

(1)Includes Ordinary Shares underlying Warrants.

(2)Assumes the sale of all Ordinary Shares being offered pursuant to this prospectus.

(3)Mr. Daniel Wagner is the CEO and a director of Rezolve.

(4)Mr. John Wagner is a director of Rezolve.

(5)Consists of (i) 815,989 Ordinary Shares; (ii) 2,835 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wagner; and (iii) 3,969 Ordinary Shares underlying the Private Warrants held by Mr. Wagner.

(6)Mr. Sharp is a director of Rezolve.

(7)Consists of (i) 1,879,352 Ordinary Shares; (ii) 11,321 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Sharp; (iii) 42,441 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Sharp; and (iv) 15,850 Ordinary Shares underlying the Private Warrants held by Mr. Sharp.

(8)Sir David Wright is a director of Rezolve.

(9)Mr. Perry is a director of Rezolve.

(10) Consists of (i) 564,935 Ordinary Shares; (ii) 34,395 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Perry; (iii) 110,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Perry; (iv) 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry; and (v) 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry. For the avoidance of doubt, (A)(i) the 564,935 Ordinary Shares, (ii) 9,071 of the 34,395 Ordinary Shares underlying the Promissory Note held by Mr. Perry, (iii) the 110,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Perry, (iv) the 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry, and (v) 19,017 of the 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry are registered for resale hereby, and (B)(i) 25,324 of the 34,395 Ordinary Shares underlying the Promissory Note held by Mr. Perry and 50,509 of the 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry were registered on the Registration Statement on Form F-1, originally filed on January 13, 2025, and declared effective on January 31, 2025 (the “January Form F-1”) .

(11)Mr. Lurio served as President and a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Lurio became a director of Rezolve following the Business Combination and served in such capacity until his resignation on August 20, 2024. Mr. Lurio’s business address is 1007 Canterbury Lane, Villanova, PA 19805.

(12)Mr. Herbert is a director of Rezolve. Mr. Herbert served as Chief Executive Officer and Chairman of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Herbert’s business address is PO Box 2339, Breckenridge, CO 80424.

(13)Mr. Vesco is the Chief Commercial Officer and General Manager (EMEA) of Rezolve.

(14)Consists of (i) 1,142,384 Ordinary Shares and (ii) 11,249 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Vesco.

(15)DBLP Sea Cow Limited ("DBLP") is wholly legally owned by Daniel Wagner and is wholly beneficially owned by John Wagner. Messrs. Daniel and John Wagner are each directors of DBLP and may be deemed to share voting and investment power over the shares held by DBLP. Messrs. Daniel and John Wagner are each directors of Rezolve.

(16)Consists of (i) 33,273,683 Ordinary Shares; (ii) 11,679,174 shares issued to DBLP upon conversion of certain options granted under the LTIPs; (iii) 178,571 Ordinary Shares issued upon conversion of the Promissory Note held by DBLP; (iv) 4,150,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by DBLP; and (v) 250,000 Ordinary Shares underlying the Private Warrants held by DBLP. For the avoidance of doubt, (A)(i) 31,245,952 Ordinary Shares, (ii) 178,571 Ordinary Shares issued upon conversion of the Promissory Note held by DBLP; (iii) 4,150,000 Ordinary Shares issued upon the conversion of the Advanced Subscription made by DBLP and (iv) the 250,000 Ordinary Shares underlying the Private Warrants held by DBLP are registered for resale hereby; (B)(i) 819,737 shares DBLP received in connection with the Blue Dot Acquisition and 800,000 shares issued pursuant to a settlement agreement are registered for resale on the Company’s registration statement on Form F-1 filed on May 16, 2025, (ii) 11,679,174 shares issued to DBLP upon conversion of certain options granted under the LTIPs are registered for resale on the Company’s registration statement on Form S-8 and (iii) 407,994 shares acquired by DBLP are not registered for resale.

(17)Mr. Lychagov has sole voting and investment power over these securities. These securities are held directly by Mr. Lychagov, with no agreements or understandings with any other parties regarding the distribution of the securities. Mr. Lychagov resigned as a director of Rezolve on May 19, 2023, having served in such position since August 2019. Mr. Lychagov’s business address is c/o LakeShore International Management AG, Obergrundstrasse 44, 6003 Luzern, Switzerland.

(18)Consists of (i) 34,649,207 Ordinary Shares and (ii) 1,194,051 Ordinary Shares of the issued upon conversion of the Convertible Note held by Mr. Lychagov. For the avoidance of doubt, A(i) the 34,649,207 Ordinary Shares; and (ii) 1,142,857 of the 1,194,051 Ordinary Shares issued upon conversion of the Convertible Note held by Mr.Lychagov are registered for resale hereby, and (B) 51,594 of the 1,194,051 Ordinary Shares issued upon conversion of such Convertible Note were registered on the January Form F-1.

(19)Christian Angermayer is the majority shareholder of Apeiron Investment Group Limited (“Apeiron”) and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The principal business address of Apeiron and Mr. Angermayer is 66 & 67, Beatrice, Amery Street, Sliema SLM1707, Malta.

(20)In its Schedule 13G filing on September 24, 2024, Apeiron reported beneficial ownership of 18,281,638 Ordinary Shares representing 10.4% of the class of Ordinary Shares, comprised of (i) 14,712,645 Ordinary Shares held beneficially and of record by Apeiron, (ii) 62,500 Ordinary Shares underlying currently exercisable warrants which Apeiron may be deemed to beneficially own, (iii) 3,173,160 Ordinary Shares that Apeiron has the right to acquire upon conversion of various convertible debt instruments which Apeiron may be deemed to beneficially own and (iv) 333,333 Ordinary Shares that Apeiron has the right to acquire pursuant to a contractual obligation with the Issuer which Apeiron may be deemed to beneficially own. The number of Ordinary Shares registered for resale by Apeiron pursuant to this Registration Statement has been calculated based on the aggregate of: (i) 10,712,645 Ordinary Shares, (ii) 182,886 Ordinary Shares with respect to Ordinary Shares issuable upon potential conversion of the Promissory Note held by Apeiron, (iii) 333,333 Ordinary Shares with respect to the potential conversion of the Advance Subscription made by Apeiron, (iv) 62,500 Ordinary Shares underlying the Private Warrants held by Apeiron; and (v) 13,806,181 Ordinary Shares with respect to Ordinary Shares issued upon conversion of the Convertible Note held by Apeiron. Excludes 1,240,865 Ordinary Shares held by Apeiron on Brad Wickens' behalf.

(21)The principal business address of ACM Almeda Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.

(22)Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM Alamosa (Cayman) Holdco LP (“ACM Alamosa”). The principal business address of ACM Alamosa is One Rockefeller Center, 32ndFloor, New York, NY 10020.

(23)Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM ASOF VII (Cayman) Holdco LP (“ACM ASOF”). The principal business address of ACM ASOF is One Rockefeller Center, 32nd Floor, New York, NY 10020.

(24)Mr. Krupczynski is a long-term employee of Rezolve and currently holds an active employment contract with the Company. The principal business address for Mr. Krupczynski is Przy Agorze 26/191, 01-930 Warsaw, Poland.

(25)Consists of (i) 24,480 Ordinary Shares; (ii) 67,113 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Krupczynski; and (iii) 16,230 Rezolve Options pursuant to an option grant agreement between Mr. Krupczynski and the Company.

(26)Consists of (i) 929,286 Ordinary Shares, (ii) 4,464 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Adam Wagner, and (iii) 6,250 Ordinary Shares underlying the Private Warrants held by Mr. Adam Wagner.

(27)Mr. Himanshu Gulati is the Managing Member of the general partner of Antara Capital Total Return SPAC Master Fund L.P. ("Antara Capital Total Return") and may be deemed to beneficially own the securities owned by Antara Capital Total Return. The principal business address of Antara Capital Total Return is 2005 Market Street, Suite 3120, Philadelphia, PA 19103.

(28)Consists of (i) 1,631,977 Ordinary Shares and (ii) 33,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Aperitus Limited.

(29)AQR Absolute Return Master Account, L.P. (“AQR Absolute Return”) is a Cayman Islands exempted limited partnership. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC (“AQR Capital Management”) and AQR Arbitrage, LLC (“AQR Arbitrage”), each a Delaware limited liability company, act as investment adviser to AQR Absolute Return. AQR Arbitrage is deemed to be controlled by AQR Capital Management. AQR Capital Management is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company (“AQR Capital Management Holdings”). Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. AQR Absolute Return is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that AQR Absolute Return did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of AQR Absolute Return is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(30)Consists of 4,125 Ordinary Shares directly held.

(31)AQR Diversified Arbitrage Fund (“AQR Diversified Arbitrage”) is a series of AQR Funds, a Delaware statutory trust registered as an open-end management investment company with the U.S. Securities and Exchange Commission. AQR Capital Management and AQR Arbitrage act as investment adviser and sub-adviser, respectively, to AQR Diversified Arbitrage. AQR Arbitrage is deemed to be controlled by AQR Capital Management. AQR Capital Management is a wholly-owned subsidiary of AQR Capital Management Holdings. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. AQR Diversified Arbitrage is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that AQR Diversified Arbitrage did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of AQR Diversified Arbitrage is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(32) Consists of 19,875 Ordinary Shares directly held.

(33)AQR Global Alternative Investment Offshore Fund, L.P. (“AQR Global”) is a Cayman Islands exempted limited partnership AQR Capital Management GP Ltd., a Cayman Islands company, is its general partner. AQR Capital Management and AQR Arbitrage act as investment adviser to AQR Global. AQR Arbitrage is deemed to be controlled by AQR Capital Management. AQR Capital

Management is a wholly owned subsidiary of AQR Capital Management Holdings. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. AQR Global is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that AQR Global did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of AQR Global is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(34)Consists of 18,857 Ordinary Shares directly held.

(35)Mr. Yao is the Chief Executive Officer of Rezolve’s China office. The principal business address for Mr. Yao is No. 2 Zhuang, 268 Hao, Qinggong Lu, Fengxianqu, Shanghai, China.

(36) Consists of (i) 1,192,335 Ordinary Shares; (ii) 50,780 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Yao; (iii) 49,951 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Yao; and (iv) 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao. For the avoidance of doubt, A(i) 13,393 of the 50,780 Ordinary Shares issued upon conversion of the Promissory Note; (ii) the 49,951 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Yao; and (iii) the 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao are registered for resale hereby, and (B)(i) 37,387 the 50,780 Ordinary Shares issued upon conversion of such Promissory Note were registered on the January Form F-1.

(37)Mr. Andrew Davilman, in his capacity as the Chief Operating Officer, may be deemed to control the securities owned by ASJC Global LLC - Series 14 ("ASJC Global"). ASJC Global is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that ASJC Global did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of ASJC Global is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(38)The principal business address of Atalaya Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.

(39)Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Berenberg Capital Markets LLC (“Berenberg”), a registered broker-dealer, as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of Berenberg is 1251 Avenue of the Americas, 53rd Floor, New York, NY 10020. Berenberg's sole member is Berenberg Asset Management LLC ("BAM"). BAM's sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH ("BBH"). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG, a German regulated bank. The business address of Joh. Berenberg, Gossler & Co. KG is Neuer Jungfernstieg 20, 20354 Hamburg, Germany. No natural person holds more than 25% of the ownership interests in Joh. Berenberg, Gossler & Co. KG or controls more than 25% of the voting rights thereof and can therefore be regarded as the beneficial owner of the Ordinary Shares held by the Selling Holder.

(40)The principal business address of Boston Patriot Merrimack ST. LLC is c/o PRIM Board, 84 State St. Suite 250, Boston, MA 02109.

(41) Consists of (i) 9,638,693 Ordinary Shares; (ii) 1,240,865 Ordinary Shares currently held by Apeiron on Mr. Wickens' behalf; (iii) 3,592,193 Ordinary Shares currently held by DBLP but subject to a call option currently exercisable by Mr. Wickens; (iv) 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens; (v) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (vi) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens; and (vii) 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens. For the avoidance of doubt, (A)(i) 7,897,913 of the 9,638,693 Ordinary Shares, (ii) the 1,240,865 Ordinary Shares currently held by Apeiron on Mr. Wickens' behalf, (iii) 44,643 of the 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens, (iv) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (v) the 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens, and (vi) 2,965,206 of the 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens are registered for resale hereby, and (B)(i) 111,607 of the 156,250

Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens and (ii) 7,875,767 of the 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens were registered for resale on the January Form F-1.

(42)Consists of (i) 7,870,000 Ordinary Shares and (ii) 9,200,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Newmark.

(43)Consists of (i) 20,553 Ordinary Shares and (ii) 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Cecil Levy.

(44)Mr. White served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. White’s principal business address is 34 N. Calibogue Cay Road, Hilton Head Island, SC 29928.

(45)Cohen & Company Financial Management LLC ("Cohen") is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA.

(46)Consists of 3,043,735 (Ordinary Shares, which is the maximum number of remaining Ordinary Shares issuable upon the conversion of the unsecured convertible loan (the "Cohen Note") issued to Cohen on August 14, 2024. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that Cohen may receive under the Cohen Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the Cohen Note, the satisfaction of which are entirely outside of Cohen's control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the Cohen Note, we cannot issue Ordinary Shares to Cohen, and we cannot convert the Cohen Note, to the extent that Cohen would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Coehn Note was settled on February 10, 2025 by issuing ordinary shares, and no further amounts remain outstanding.

(47)Cohen Sponsor LLC - A14 RS is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen Sponsor LLC - A14 RS is 2929 Arch Street, Suite 1703, Philadelphia, PA.

(48)The principal business address of Context Partners Master Fund, LP is 27 Hospital Road, George Town, Grand Cayman KY1-9008 C.

(49)Corbin Capital Partners, L.P. (“Corbin”) is the investment manager of Corbin ERISA Opportunity Fund, Ltd (“Corbin ERISA”). Craig Bergstrom, as the chief investment officer of Corbin, directs the voting and investment decisions with respect to the Ordinary Shares as listed herein. The foregoing statement and table shall not be construed as an admission that Mr. Bergstrom is, for purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of such securities and Mr. Bergstrom disclaims any such beneficial ownership. The principal business address of Corbin ERISA is 474 Madison Avenue, 21st Floor, New York, NY 10022.

(50) Consists of (i) 20,312 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Meller; and (ii) 7,500 Ordinary Shares underlying the Private Warrants held by Mr. Meller. For the avoidance of doubt, A(i) 5,357 of the 20,312 Ordinary Shares underlying the Promissory Note held by Mr. Meller; and (ii) the 7,500 Shares underlying the Private Warrants held by Mr. Meller are registered for resale hereby, and (B)(ii) 14,955 of the 20,312 Ordinary Shares underlying such Promissory Note were registered on the Prior F-1.

(51)Consists of (i) 300 Ordinary Shares and (ii) 201,000 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Weinberger.

(52)Consists of 33,334 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Smith.

(53)Mr. Kolyris has provided services to Rezolve as a contractor since November 2018. The principal business address for Mr. Kolyris is Noyaroy 12, Maroysi, 15126, Athens, Greece.

(54)Consists of 65,209 Ordinary Shares, of which 11,951 Ordinary Shares are beneficially owned by Mr. Kolyris and is the number of Ordinary Shares issued upon the conversion of the Advance Subscription made by Nadenco P.C., a company Mr. Kolyris may be deemed to control.

(55)Consists of 7,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by DXG Deutsche Digital GmbH.

(56)Mr. David Boral, CEO and Manager of EF Hutton LLC (“EF Hutton”), may be deemed to beneficially own the securities owned by EF Hutton. Mr. Ben Reed, in his capacity as the Head of Wealth Management and Power of Attorney, may also be deemed to control the securities owned by EF Hutton and thereby may be deemed to beneficially own the securities owned by EF Hutton. Mr. Reed has sole investment power over these securities. The principal address of EF Hutton LLC is 590 Madison Avenue, 39th Floor New York, NY 10022.

(57)Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to EF Hutton, a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination.

(58)Mr. Kilic is employed as Vice President Global Head of Payments and Director DACH & TR at Rezolve. The principal business address for Mr. Kilic is Manstedtener Berg 19, 50259, Pulheim, Germany.

(59)Consists of 18,175 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Kilic.

(60)Messrs. Clinton Biondo and David Sultan are Managing Partners of Fir Capital Management LP (“Fir Capital Management”), the Investment Manager of Fir Tree Capital Opportunity Master Fund LP (“Fir Tree Opportunity Master Fund”) and may be deemed to share beneficial ownership of the securities beneficially owned by Fir Tree Opportunity Master Fund. The principal business address of Fir Tree Master Fund is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-1205.

(61)Messrs. Clinton Biondo and David Sultan are Managing Partners of Fir Capital Management, the Investment Manager of Fir Tree Capital Opportunity Master Fund III, LP (“Fir Tree Capital Opportunity Master Fund III”) and may be deemed to share beneficial ownership of the securities beneficially owned by Fir Tree Capital Opportunity Master Fund III. The principal business address of Fir Tree Capital Opportunity Master Fund III is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-1205.

(62)Messrs. Clinton Biondo and David Sultan are Managing Partners of Fir Capital Management, the Investment Manager of Fir Tree Value Master Fund, LP (“Fir Tree Value Master Fund”) and may be deemed to share beneficial ownership of the securities beneficially owned by Fir Tree Value Master Fund. The principal business address of Fir Tree Fir Tree Value Master Fund is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-1205.

(63)The principal business address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Ave, 9thFloor, New York, NY 10110.

(64) Consists of (i) 135,411 Ordinary Shares issued upon conversion of the Promissory Note held by FMS China; (ii) 50,000 Ordinary Shares underlying the Private Warrants held by FMS China; and (iii) 140,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Fujian Global Services Co., Ltd. (collectively, with FMS China “Fujian Limatong XinXi Keji Youxian Gongsi”). For the avoidance of doubt, (A)(i) 35,714 of the 135,411 Ordinary Shares issued upon conversion of the Promissory Note held by FMS China; (ii) the 50,000 Ordinary Shares underlying the Private Warrants held by FMS China; and (iii) the 140,000 Ordinary Shares issued upon the conversion of the Advance Subscriptions made by Fujian Global Services Co., Ltd. are registered for resale hereby, and (B) 99,697 of the 135,411 Ordinary Shares underlying such Promissory Note were registered on the January Form F-1.

(65)Consists of 8,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Bellow.

(66)Highbridge Capital Management, LLC (“Highbridge Capital Management”) is the trading manager of Highbridge Tactical Credit Master Fund, L.P. (“Highbridge Tactical Credit Master Fund”). Highbridge Tactical Credit Master Fund disclaims beneficial ownership over these shares. The address of Highbridge Capital Management is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge tactical Credit Master Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(67)Highbridge Capital Management is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. (“Highbridge Tactical Credit Institutional Fund”) Highbridge Tactical Credit Institutional Fund disclaims beneficial ownership over these shares. The address of Highbridge Capital Management is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge tactical Credit Master Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(68)Consists of 10,286 Ordinary Shares issued upon the conversion of the Advance Subscription made by Jamie Beadle.

(69)Consists of up to 6,110,723 of Ordinary Shares that may be issued upon conversion of the convertible note issued to J.V.B. Financial Group, LLC ("JVB"), a registered broker-dealer, on August 14, 2024 (the “JVB Note”). Includes 5,000,000 Ordinary Shares originally registered in favor of Cohen, and which were originally issuable upon conversion of the Cohen Note, which have been transferred to, and are now issuable in favor of, JVB upon the conversion of the JVB Note. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that JVB may receive under the JVB Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the JVB Note, the satisfaction of which are entirely outside of JVB's control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the JVB Note, we cannot issue Ordinary Shares to JVB, and we cannot convert the JVB Note, to the extent that JVB would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Company issued the JVB Note and the shares of Ordinary Shares underlying the JVB Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of JVB is 2929 Arch Street Ste. 1703, Philadelphia, PA 19104.

(70) Consists of (i) 7,188 Ordinary Shares; (ii) 25,796 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. King; and (iii) 9,525 Ordinary Shares underlying the Private Warrants held by Mr. King. For the avoidance of doubt, (A)(i) 6,804 of the 25,796 Ordinary Shares underlying the Promissory Note held by Mr. King; and (ii) 9,525 Ordinary Share underlying the Private Warrants held by Mr. King are registered for resale hereby, and (B) 18,992 of the 25,796 Ordinary Shares underlying such Promissory Note were registered on the January Form F-1.

(71) Consists of (i) 21,497 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Nurse; (ii) 29,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Nurse; and (iii) 7,938 Ordinary Shares underlying the Private Warrants held by Julian Nurse. For the avoidance of doubt, (A)(i) 5,670 of the 21,497 Ordinary Shares underlying the Promissory Note; (ii) 29,667 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Nurse; and (iii) 7,938 Ordinary Shares underlying the Private Warrants are registered for resale hereby, and (B)(ii) 15,827 of the 21,497 Ordinary Shares underlying such Promissory Note were registered on the January Form F-1.

(72)Consists of (i) 69,785 Ordinary Shares and (ii) 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Kantor Investment Company LLC.

(73) Consists of (i) 65,279 Ordinary Shares; (ii) 33,853 Ordinary Shares issued upon the conversion of the Promissory Note held by Ms. Kalaris, and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris. For the avoidance of doubt, (A)(i) 8,929 of the 33,853 Ordinary Shares underlying the Promissory Note held by Ms. Kalaris; and (ii) the 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris are registered for resale hereby; and (B) 24,924 of the 33,853 Ordinary Shares underlying the Promissory Note were registered for resale on the January Form F-1.

(74)Kepos Capital LP (“Kepos Capital”) is the investment manager of Kepos Alpha Master Fund L.P. (“Kepos Alpha Master Fund”) and Kepos Partners LLC (“Kepos Partners”) is the General Partner of Kepos Alpha Master Fund and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners is Kepos Partners MM (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha Master Fund. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha Master Fund. The address of Kepos Capital and Mr. Carhart is c/o Kepos Capital LP 11 Times Square, 35th Floor, New York, NY 10036.

(75)Kepos Capital is the investment manager of Kepos Special Opportunities Master Fund L.P. (“Kepos Special Opportunities Master Fund”) and Kepos Partners is the General Partner of Kepos Special Opportunities Master Fund and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital is the Kepos GP and the Managing Member of Kepos Partners is Kepos M. Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Special Opportunities Master Fund. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Special Opportunities Master Fund. The address of Kepos Capital and Mr. Carhart is c/o Kepos Capital LP 11 Times Square, 35th Floor, New York, NY 10036.

(76)The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC(“MFL”), which serves as investment manager of Magnetar Capital Master Fund Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Magnetar Discovery Master Fund Ltd, Magnetar Xing He Master Fund Ltd, Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund – T LLC, and Magnetar SC Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC, and general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is David Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The principal business address of MFL and each of the Magnetar Funds is 1603 Orrington Ave., 13th Floor, Evanston, IL 60201.

(77)Consists of (i) 31,785 Ordinary Shares and (ii) 40,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Israel.

(78)Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Maxim Group LLC (“Maxim”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Maxim is 300 Park Ave., 16th Floor, New York, NY 10022.

(79)Vikas Mittal is the Managing Member of Meteora Capital Partners, L.P. (“Meteora”) and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Act. The business address of Meteora is 1200 N. Federal Hwy #200 Boca Raton, Florida 33432.

(80)Mr. Khan served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. Khan’s principal business address is 2238 Bentley Ridge Drive, San Jose, CA 95138.

(81)Consists of (i) 39,731 Ordinary Shares and (ii) 166,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Patel Family Investment LLC.

(82)Consists of 35,402 Ordinary Shares issued upon the conversion of the Advance Subscription made by Quality Kiosk.

(83)Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe SPAC Master Fund, L.P. (“Radcliffe Fund”). RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal business address of Radcliffe Fund is c/o Radcliffe Capital Management, L.P., 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

(84)The principal business address of JingQian Hou is 610, Haitian Ge, Haiwaihuayuan, Ligang Lu, Haizhuqu, Guangzhou, Zhongguo.

(85)Consists of 2,321 Ordinary Shares issued upon the conversion of the Advance Subscription made by JingQian Hou.

(86)Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Roth Capital Partners, LLC (“Roth Capital”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Roth Capital is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(87)Consists of (i) 16,320 Ordinary Shares and (ii) 9,283 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Lin.

(88)Consists of (i) 117,832 Ordinary Shares and (ii) 20,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sam Lewis.

(89)Consists of Ordinary Shares held by Boothbay Absolute Return Strategies, LP, BoothBay Diversified Alpha Master Fund, LP, Sandia Crest LP, WWJr. Enterprises, Inc., Crestline Summit Master, SPC – Peak SPC and Crestline Summit Master, SPC – Crestline Summit APEX SP, each of which is managed by Sandia Investment Management LP (“Sandia Investment Management”). Tim Sichler is the majority owner of Sandia Investment Management. The principal business address of Sandia Investment Management is 201 Washington Street, Suite 2600, Boston, MA 02108.

(90)Consists of 3,372 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sharat Williams.

(91) Consists of 128,530 Ordinary Shares issued upon conversion of the Convertible Note held by Ms. Briggs. For the avoidance of doubt, (A) 35,155 of the 128,530 Ordinary Shares issued upon conversion of the Convertible Note held by Ms. Briggs are registered for resale hereby and (B) 93,375 of the Ordinary Shares issued upon conversion of the Convertible Note were registered on the January Form F-1.

(92)Consists of 17,078 Ordinary Shares issued upon the conversion of the Advance Subscription made by Techouts Solutions India Pvt ltd.

(93)Mr. Decker served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. The principal business office of Mr. Decker is 517 Old Gulph Road, Bryn Mawr, PA 19010.

(94) Consists of (i) 440,634 Ordinary Shares, (ii) 33,853 Ordinary Shares issued upon the conversion of the Promissory Note held by Trustees of Risol Limited Pension; and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension. For the avoidance of doubt, (A)(i) 8,929 of the 33,853 Ordinary Shares underlying the Promissory Note held by Trustees of Risol Limited Pension; and (ii) the 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension are registered for resale hereby; and (B) 24,924 of the 33,853 Ordinary Shares underlying the Promissory Note held by Trustees of Risol Limited Pension were registered for resale on the January Form F-1.

(95)Consists of (i) 8,929 Ordinary Shares issued upon the conversion of the Promissory Note held by UBIRY GmbH and (ii) 12,500 Ordinary Shares underlying the Private Warrants held by UBIRY GmbH.

(96)Walleye Investments Fund LLC (“Walleye Investments Fund”) is a private investment fund managed by Walleye Capital LLC (“Walleye Capital”). William England serves as the Chief Executive Officer of Walleye Capital. As a result, Walleye Capital and Mr. England may be deemed to have shared voting and dispositive power with respect to the shares held by Walleye Investments Fund. Walleye Capital and Mr. England disclaim beneficial ownership of such shares except to the extent of each of their pecuniary interest therein. Walleye Investments Fund is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Walleye InvestmentS Fund is 2800 Niagara Lane, Plymouth, MN 55447.

(97)Walleye Opportunities Master Fund Ltd (“Walleye Opportunities Fund”) is a private investment fund managed by Walleye Capital. William England serves as the Chief Executive Officer of Walleye Capital. As a result, Walleye Capital and Mr. England may be deemed to have shared voting and dispositive power with respect to the shares held by Walleye Opportunities Fund. Walleye Capital and Mr. England disclaim beneficial ownership of such shares except to the extent of each of their pecuniary interest therein. Walleye Opportunities Fund is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Walleye Opportunities Fund is 2800 Niagara Lane, Plymouth, MN 55447.

(98)Solomon J. Cohen, in his capacity as Director of Vellar Opportunities Fund Master, Ltd. ("Vellar") may be deemed to control the securities owned by Vellar. Vellar is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Vellar is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(99)Ms. Pao has been employed as a junior employee at the Taiwan branch of Rezolve since April 2022. The principal business address for Ms. Pao is 5F., No. 15, Ln. 128, Xinhu 1st Rd., Neihu District, Taipei City 114065, Taiwan (R.O.C.).

(100)Consists of 1,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Ms. Pao.

(101)Consists of 100,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Zedfesto Holding Ltd.

(102)Consists of 1,857 Ordinary Shares issued upon the conversion of the Advance Subscription made by Zheng Jie.